
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM AMENDMENT
NO. 1 TO FORM S-3 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          MAR-27-1998
<PERIOD-START>                             MAR-29-1997
<PERIOD-END>                               SEP-26-1997
<CASH>                                          35,028
<SECURITIES>                                         0
<RECEIVABLES>                                    8,633
<ALLOWANCES>                                         0
<INVENTORY>                                     16,184
<CURRENT-ASSETS>                                     0
<PP&E>                                         186,913
<DEPRECIATION>                                  56,565
<TOTAL-ASSETS>                                 582,947<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                        371,655<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       110,523
<OTHER-SE>                                    (37,481)
<TOTAL-LIABILITY-AND-EQUITY>                   582,947<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               156,983
<CGS>                                                0
<TOTAL-COSTS>                                  107,636
<OTHER-EXPENSES>                                36,457<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              21,220
<INCOME-PRETAX>                                (8,330)
<INCOME-TAX>                                   (1,583)
<INCOME-CONTINUING>                            (6,747)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (6,747)<F5>
<EPS-PRIMARY>                                   (0.52)
<EPS-DILUTED>                                        0

DATA PRESENTED IS ON A PRO FORMA BASIS GIVING EFFECT TO THE BOND OFFERING, THE OFFERING AND THE TRANSACTIONS.
<F1>Includes Advance Rental Payments of $47,540, Contract Rights of $217,371,
and Goodwill of $109,027, each net of accumulated amortization, as of September 26, 1997.
<F2>Includes $296,655 of 11 3/4% senior notes, as well as debt outstanding under a credit facility of $75,000 as of September 26, 1997.
<F3>Includes Accrued Commissions of $13,065 and Accrued Interest of $10,871, as
of September 26,1997.
<F4>Other Expenses include stock based compensation charges of $545 for the six months ended September 26, 1997.
<F5>In addition, EBITDA (earnings before interest, income taxes, depreciation and amortization), of $49,347 (before the deduction for the stock-based compensation charge) was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.

